Exhibit 6

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including any amendments thereto) relating to the ordinary shares, no nominal value per share, of Materialise NV and further agree that this agreement be included as an exhibit to such Schedule 13D. Each of the undersigned expressly authorizes each other party to file on its behalf any and all amendments to such Schedule 13D. Each of the undersigned agrees that this Joint Filing Agreement may be signed in counterparts.

Dated: July 10, 2014.

/s/ Wilfried Vancraen
Wilfried Vancraen

/s/ Hilde Ingelaere
Hilde Ingelaere

AILANTHUS NV

By:	/s/ Wilfried Vancraen
	Name:	Wilfried Vancraen
	Title:	Managing Director

By:	/s/ Hilde Ingelaere
	Name:	Hilde Ingelaere
	Title:	Managing Director

IDEM

By:	/s/ Wilfried Vancraen
	Name:	Wilfried Vancraen
	Title:	Manager

By:	/s/ Hilde Ingelaere
	Name:	Hilde Ingelaere
	Title:	Manager